As filed with the Securities and Exchange Commission on October 22, 2012

Registration No. 333-184341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Levitt

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	39,266,104(1)	$23.24(2)	$912,544,257(2)	$124,472(3)

(1)	Pursuant to Rule 416(a) under the rules and regulations under the Securities Act, this registration statement also registers such additional shares of the registrant’s common stock as may become issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The maximum offering price per unit is $23.24 and the bona fide estimate of the maximum offering price is $912,544,257. The maximum offering price per unit of $23.24 was computed based on the average of the high and low prices reported for the registrant’s common stock traded on the New York Stock Exchange on October 3, 2012. However, the maximum offering price per unit and the maximum aggregate offering price are included herein solely for purposes of calculating the registration fee, and the maximum aggregate offering price for the 39,266,104 shares in the aggregate may exceed $912,544,257 if the shares are sold at prices higher than the estimated maximum offering price per unit.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated October 22, 2012.

MRC Global Inc.

39,266,104 Shares of Common Stock

The selling stockholder named in this prospectus may offer for resale under this prospectus, from time to time, up to 39,266,104 shares of our common stock.

The common stock may be offered or sold by the selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the selling stockholder’s common stock. The selling stockholder will pay all commissions and discounts, if any, attributable to the sale or disposition of its shares of our common stock, or interests therein.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “MRC.” As of October 18, 2012, the closing price of our common stock was $25.11.

This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholder. We will provide supplements to this prospectus describing the specific manner in which the selling stockholder’s common stock may be offered and sold to the extent required by law. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

The selling stockholder may sell common stock to or through underwriters, dealers or agents. The names of any underwriters, dealers or agents involved in the sale of any common stock and the specific manner in which it may be offered will be set forth in the prospectus supplement covering that sale to the extent required by law. The selling stockholder may also use this prospectus to distribute shares of common stock to its shareholders, members or partners pursuant to an in-kind distribution.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2011 filed with the Securities and Exchange Commission on October 9, 2012 (which document is incorporated by reference herein), as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October     , 2012.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Pursuant to this prospectus, the selling stockholder named on page 7 may, from time to time, sell up to a total of 39,266,104 shares of our common stock described in this prospectus in one or more offerings.

In this prospectus, all references to the “Company,” “MRC,” “we,” “us” and “our” refer to MRC Global Inc., a Delaware corporation, and its consolidated subsidiaries.

When the selling stockholder sells common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

MRC GLOBAL INC.

We are the largest global industrial distributor of pipe, valves and fittings (“PVF”) and related products and services to the energy industry based on sales and hold a leading position in our industry across each of the upstream, midstream and downstream sectors. We offer more than 150,000 stock keeping units (“SKUs”), including an extensive array of PVF, oilfield supply, automation, instrumentation and other general and specialty industry supply products from over 12,000 suppliers. Through our North American and International segments, we serve more than 12,000 customers through over 400 service locations throughout North America, Europe, Asia and Australasia.

Our PVF and oilfield supplies are used in mission critical process applications that require us to provide a high degree of product knowledge, technical expertise and value added services to our customers. We seek to provide best-in-class service and a one-stop shop for our customers by satisfying the most complex, multi-site needs of many of the largest companies in the energy and industrial sectors as their primary PVF supplier. We provide services such as product testing, manufacturer assessments, multiple daily deliveries, volume purchasing, inventory and zone store management and warehousing, technical support, just-in-time delivery, truck stocking, order consolidation, product tagging and system interfaces customized to customer and supplier specifications for tracking and replenishing inventory, which we believe result in deeply integrated customer relationships. We believe the critical role we play in our customers’ supply chain, together with our extensive product offering, broad global presence, customer-linked scalable information systems and efficient distribution capabilities, serve to solidify our long-standing customer relationships and drive our growth. As a result, we have an average relationship of over 20 years with our largest 25 customers.

MRC Global Inc. was incorporated in Delaware on November 20, 2006. Our principal executive office is located at 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010. Our telephone number is (877) 294-7574. Our website address is http://www.mrcglobal.com. Information contained on our website or on other external websites mentioned throughout this prospectus is expressly not incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on October 9, 2012 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before deciding to invest in our common stock. See “Incorporation By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, and estimates and projections of future activity and trends in the oil and natural gas industry. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations, which involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors”, that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	decreases in oil and natural gas prices;

•	decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

•	increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels;

•	U.S. and international general economic conditions;

•	our ability to compete successfully with other companies in our industry;

•	the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industry sectors we serve;

•	unexpected supply shortages;

•	cost increases by our suppliers;

•	our lack of long-term contracts with most of our suppliers;

•	increases in customer, manufacturer and distributor inventory levels;

•	suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline;

•	decreases in steel prices, which could significantly lower our profit;

•	increases in steel prices, which we may be unable to pass along to our customers, which could significantly lower our profit;

•	our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes;

•	changes in our customer and product mix;

•	risks related to our customers’ credit worthiness/profiles;

•	the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits;

•	the success of our acquisition strategies;

•	our significant indebtedness;

•	the dependence on our subsidiaries for cash to meet our debt obligations;

•	changes in our credit profile;

•	a decline in demand for certain of the products we distribute if import restrictions on these products are lifted;

•	environmental, health and safety laws and regulations and the interpretation or implementation thereof;

•	the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation;

•	product liability claims against us;

•	pending or future asbestos-related claims against us;

•	the potential loss of key personnel;

•	interruption in the proper functioning of our information systems;

•	loss of third-party transportation providers;

•	potential inability to obtain necessary capital;

•	risks related to adverse weather events or natural disasters;

•	impairment of our goodwill or other intangible assets;

•	changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate;

•	adverse changes in political or economic conditions in the countries in which we operate;

•	exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;

•	potential increases in costs and distraction of management resulting from the requirements of being a publicly reporting company;

•	risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; and

•	the operation of our Company as a “controlled company.”

Undue reliance should not be placed on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder identified in this prospectus, its pledgees, donees, transferees or other successors in interest. The selling stockholder will receive all of the net proceeds from the sale of its shares of our common stock. See “Selling Stockholder.”

SELLING STOCKHOLDER

The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling stockholder in connection with our initial public offering in order to permit the selling stockholder to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. Under the terms of the registration rights agreement between us and the selling stockholder named herein, we will pay all expenses of the registration of its shares of our common stock, including SEC filing fees, except that the selling stockholder will pay all underwriting discounts and selling commissions, if any.

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholder as of October 4, 2012. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholder will sell all of its shares of our common stock covered by this prospectus. When we refer to the selling stockholder in this prospectus, we mean the individuals and entities listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

Based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased shares of our common stock outside the ordinary course of business or, at the time of their acquisition of shares of our common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. PVF Holdings LLC, the selling stockholder, is not a broker-dealer. As discussed below, the Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own, in the aggregate, all of the common stock owned by PVF Holdings because affiliates of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of the Goldman Sachs Funds and the Goldman Sachs Funds control PVF Holdings and have the power to vote or dispose of all of the common stock of the Company owned by PVF Holdings. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is a broker-dealer and is therefore deemed to be an underwriter within the meaning of the Securities Act as a result of such ownership and control.

In the table below, the percentage of shares beneficially owned is based on 101,493,718 shares of our common stock outstanding as of the date of this prospectus (which includes 95,467 vested restricted shares). Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the business address for each of our beneficial owners is c/o MRC Global Inc., 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010.

	Shares Beneficially			Shares Beneficially
	Owned		Number of	Owned
Beneficial Owner	Prior to the Offering		Shares	After the Offering
Name and Address	Number	Percent	Offered	Number	Percent
PVF Holdings LLC (1)	78,532,208	77.4%	39,266,104	39,266,104	38.7%
Goldman Sachs Group, Inc. (1) 200 West Street, New York, New York 10282	78,532,208	77.4%	39,266,104	39,266,104	38.7%
Henry Cornell (1)	78,532,208	77.4%	39,266,104	39,266,104	38.7%
John F. Daly (1)	78,532,208	77.4%	39,266,104	39,266,104	38.7%

(1)

PVF Holdings directly owns 78,532,208 shares of common stock. GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG, GS Capital Partners V Institutional, L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P. and GS Capital Partners VI GmbH & Co. KG (collectively, the “Goldman Sachs Funds”) are members of PVF Holdings and own common units of PVF Holdings. The

Goldman Sachs Funds’ common units in PVF Holdings correspond to 47,853,611 shares of common stock. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, all of the common stock owned by PVF Holdings because:

(i)	affiliates of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of the Goldman Sachs Funds; and

(ii)	the Goldman Sachs Funds control PVF Holdings and have the power to vote or dispose of all of the common stock of the Company owned by PVF Holdings. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc.

Goldman, Sachs & Co. is the investment manager of certain of the Goldman Sachs Funds. Shares of common stock that may be deemed to be beneficially owned by the Goldman Sachs Funds that correspond to the Goldman Sachs Funds’ common units of PVF Holdings consist of:

•	13,469,906 shares of common stock deemed to be beneficially owned by GS Capital Partners V Fund, L.P. and its general partner, GSCP V Advisors, L.L.C.;

•	6,957,990 shares of common stock deemed to be beneficially owned by GS Capital Partners V Offshore Fund, L.P. and its general partner, GSCP V Offshore Advisors, L.L.C.;

•	4,619,014 shares of common stock deemed to be beneficially owned by GS Capital Partners V Institutional, L.P. and its general partner, GS Advisors V, L.L.C.;

•	534,035 shares of common stock deemed to be beneficially owned by GS Capital Partners V GmbH & Co. KG and its managing limited partner, GS Advisors V, L.L.C.;

•	10,396,674 shares of common stock deemed to be beneficially owned by GS Capital Partners VI Fund, L.P. and its general partner, GSCP VI Advisors, L.L.C.;

•	8,647,587 shares of common stock deemed to be beneficially owned by GS Capital Partners VI Offshore Fund, L.P. and its general partner, GSCP VI Offshore Advisors, L.L.C.;

•	2,858,907 shares of common stock deemed to be beneficially owned by GS Capital Partners VI Parallel, L.P. and its general partner, GS Advisors VI, L.L.C.; and

•	369,498 shares of common stock deemed to be beneficially owned by GS Capital Partners VI GmbH & Co. KG and its managing limited partner, GS Advisors VI, L.L.C.

Henry Cornell and John F. Daly are managing directors of Goldman, Sachs & Co. Each of Mr. Cornell, Mr. Daly, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the shares of common stock owned directly or indirectly by PVF Holdings and the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any.

Transactions with PVF Holdings

Certain affiliates of The Goldman Sachs Group, Inc., including GS Capital Partners V Fund, L.P., GS Capital Partners VI Fund, L.P. and related entities, are the majority owners of PVF Holdings. The following describes transactions between us and the selling stockholder that have occurred since January 1, 2009.

Governance Agreement

We entered into a governance agreement with PVF Holdings in April 2012, which grants PVF Holdings certain rights relating to the nomination of candidates to our board of directors.

The governance agreement allows PVF Holdings, for so long as it beneficially owns at least 15% of the shares of our common stock outstanding, to designate a number of director nominees in the slate of director nominees that we propose to stockholders in connection with an election of directors. The number of nominees that PVF Holdings will have the right to designate is equal to the product of (i) the percentage of the total outstanding shares of our common stock beneficially owned by PVF Holdings multiplied by (ii) the total number of directors comprising our board of directors. In the event that this calculation results in PVF Holdings having the right to designate a non-whole number of nominees, the number of nominees that PVF Holdings has a right to designate will be rounded up to the nearest whole number.

PVF Holdings has the right to assign its rights and obligations under the governance agreement to Goldman, Sachs & Co. and/or one or more of its affiliates, including the Goldman Sachs Funds, but not to any other person. In the event of an assignment, the director nomination rights described above will inure to the benefit of the assignee or assignees, and the shares of our common stock beneficially owned by Goldman, Sachs & Co. and its affiliates, taken together, will be counted towards the ownership thresholds referred to above.

Registration Rights Agreement

In connection with our initial public offering in April 2012, we entered into a new registration rights agreement with PVF Holdings pursuant to which we may be required to register the sale of our shares that PVF Holdings holds. Under the registration rights agreement, PVF Holdings has the right to request that we use our reasonable best efforts to register the sale of shares that PVF Holdings holds on its behalf on up to six occasions, including requiring us to file shelf registration statements permitting sales of shares into the market from time to time over an extended period. PVF Holdings’ right to demand registration is subject to certain limitations contained in the registration rights agreement, including our right to decline to cause a registration statement for a demand registration to be declared effective within 180 days after the effective date of any of our other registration statements. The filing of this shelf registration statement is being made pursuant to a demand registration request made pursuant to this registration rights agreement.

In addition, PVF Holdings has the ability to exercise certain piggyback registration rights with respect to its own securities if we elect to register any of our equity securities. The registration rights agreement also includes provisions dealing with allocation of securities included in registration statements, registration procedures, indemnification, contribution and allocation of expenses. The registration rights agreement will be in effect until such time as PVF distributes all of the common stock which it holds.

We also amended our prior registration rights agreement in April 2012, which will become effective at such time as PVF distributes any of the common stock which it holds to its members. Pursuant to the terms of such amended prior registration rights agreement, the existing members of PVF Holdings would thereafter be entitled to certain registration rights with respect to our shares of common stock which are distributed to them by PVF Holdings. In particular, the Goldman Sachs Funds would be able to request that we use our reasonable best efforts to register the sale of shares that they own on up to five occasions, and Transmark Holdings would be able to request that we use our reasonable best efforts to register the sale of shares it owns on one occasion, and all of the members of PVF Holdings party to the prior registration rights agreement would have the ability to exercise certain piggyback registration rights with respect to their own securities if we elect to register any of our equity securities.

Transactions with the Goldman Sachs Funds and Their Affiliates

MRC Transmark Acquisition

On October 30, 2009, we acquired Transmark Fcx Group B.V. In connection with the acquisition, McJunkin Red Man Corporation agreed to pay to an affiliate of the Goldman Sachs Funds a €4.0 (US$6.0) million merger and acquisition advisory fee.

Global ABL Facility

Goldman Sachs Lending Partners LLC is a lender under our multi-currency global asset-based revolving credit facility (the “Global ABL Facility”).

Notes Offerings

Goldman Sachs was a joint book-running manager for the December 2009 and February 2010 offerings of McJunkin Red Man Corporation’s 9.50% Senior Secured Notes due 2016 and received fees of $9.5 million in connection with serving in this capacity. In addition, pursuant to the registration rights agreements we entered into at the time of the Notes offerings, we have filed and are obligated to keep effective a market-making registration statement to enable Goldman Sachs to engage in market-making for the Notes. The SEC declared the initial market-making registration statement effective in July 2011.

Initial Public Offering

Goldman, Sachs & Co. acted as a joint book-running manager for our initial public offering of common stock completed in April 2012 and received fees of $12.3 million in connection with serving in that capacity.

Transactions with USI Southwest

In January 2010, we engaged Anco Insurance Services of Houston, Inc. (doing business as USI Southwest), an affiliate of the Goldman Sachs Funds, to provide insurance brokerage services to us. During the year ended December 31, 2011 and the year ended December 31, 2010, we paid USI Southwest $1.6 million and $2.2 million, respectively, for these services.

Transactions with Kinder Morgan Energy Partners, L.P.

On September 1, 2009, we entered into a Supply Agreement with Kinder Morgan Energy Partners, L.P., an affiliate of the Goldman Sachs Funds, pursuant to which we have agreed to provide maintenance, repair and operating supplies and related products for an initial term expiring on December 31, 2014. Including services provided to Kinder Morgan prior to the entry of the Supply Agreement, we received $15.5 million in the year ended December 31, 2009, $13.7 million in the year ended December 31, 2010 and $9.9 million in the year ended December 31, 2011.

Transaction with Cobalt, Energy Future Holdings, CCS and EF Energy

Cobalt International Energy LP (“Cobalt”), Luminant Generation Company LLC, Luminant Mining Company LLC and Oncor Electric Delivery Company LLC (together with Luminant Generation Company LLC and Luminant Mining Company LLC, “Energy Future Holdings”), CCS Corporation (“CCS”) and EF Energy Holdings, L.L.C. (“EF Energy”), affiliates of the Goldman Sachs Funds, are customers of our Company. Our sales to Cobalt were $1.3 million in the year ended December 31, 2009, $6.1 million in the year ended December 31, 2010 and none in the year ended December 31, 2011. Our sales to Energy Future Holdings were $0.5 million in the year ended December 31, 2009, $4.1 million in the year ended December 31, 2010 and $61,000 in the year ended December 31, 2011. Our sales to CCS were $0.5 million in the year ended December 31, 2009, $0.4 million in the year ended December 31, 2010 and $1.2 million in the year ended December 31, 2011. Our sales to EF Energy were $1.0 million in the year ended December 31, 2011, and we had no sales to EF Energy prior to 2011.

Acquisition of Shares of Common Stock by PVF Holdings LLC

Set forth below is a summary of all issuances of common stock by the Company to PVF Holdings.

In January 2007, in connection with the Company’s acquisition of the entity now known as McJunkin Red Man Corporation (and its affiliate McJunkin Appalachian Oilfield Supply Company), the Company issued 25,552,899 shares of common stock to PVF Holdings LLC in exchange for $202,712,226.29 in cash, 2,763.0177 shares of common stock of McJunkin Corporation and 1,441.33 shares of common stock of McJunkin Appalachian Oilfield Supply Company.

In March 2007, in connection with investments in PVF Holdings LLC made by a newly appointed director and a new employee of the Company, the Company issued 95,381 shares of common stock to PVF Holdings in exchange for a cash contribution of $500,857.14 and $1,000,000 in the form of a 10-year promissory note.

In October 2007, in connection with our business combination with Red Man Pipe & Supply Co., the Company issued 49,292,808 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $671,028,298 in cash and 23,584 shares of Red Man Pipe & Supply Co.

In November 2007, in connection with an investment in PVF Holdings LLC made by a newly appointed director of the Company, the Company issued 31,776 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $500,000.

In January 2008, in connection with an investment in PVF Holdings made by two new executive officers of the Company, the Company issued 108 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $1,714.28.

In January 2008, in connection with investments in PVF Holdings LLC made by select employees of the Company’s Canadian subsidiary, the Company issued 2,347,374 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $4,806,769.37 and a deferred capital contribution of $32,129,724.47.

In February 2008, in connection with an investment in PVF Holdings LLC made by a new executive officer of the Company, the Company issued 12,710 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $200,000.

In March 2008, in connection with an investment in PVF Holdings LLC made in December 2007 by a newly appointed director of the Company, the Company issued 63,552 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $1,000,000.

In April and May of 2008, in accordance with the stock purchase agreement executed in connection with our business combination with Red Man Pipe & Supply Co., it was determined that the shareholders of Red Man Pipe & Supply Co. were owed an aggregate of $7,023,446.11 as part of the purchase price adjustment. As a result, PVF Holdings LLC issued 1,785.4057 common units, equal to the aggregate dollar amount of $7,023,446.11, to the shareholders of Red Man Pipe & Supply Co. In connection with these issuances, the Company issued an aggregate of 446,460 shares of common stock to PVF Holdings LLC.

In July 2008, in connection with an investment in PVF Holdings LLC made by a new director of the Company, the Company issued 17,249 shares of common stock to PVF Holdings LLC in exchange for a cash contribution of $300,000.

In October 2009, in connection with the Company’s acquisition of the entity now known as MRC Transmark, the Company issued 6,366,271 shares of common stock to PVF Holdings LLC.

The Company has repurchased an aggregate of 12,564 shares of common stock from PVF Holdings to reflect various employee terminations.

In April 2012, PVF Holdings sold 5,681,818 shares of the Company’s common stock in our initial public offering.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share, the rights and preferences of which our board of directors may establish from time to time. As of October 4, 2012, there were 101,493,718 outstanding shares of common stock (excluding 142,544 shares of non-vested restricted stock) and no outstanding shares of preferred stock. As of October 4, 2012, there were 78 record holders of our common stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by our amended and restated certificate of incorporation and bylaws and by the provisions of applicable Delaware law.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters that our stockholders vote upon, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that our board of directors may declare. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.

Our common stock is represented by certificates, unless our board of directors adopts a resolution providing that some or all of our common stock shall be uncertifcated. Any resolution will not apply to any shares of common stock that are already certificated until the shares are surrendered to us.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. We have no current intention to issue any shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control without further action by the stockholders.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent Delaware law permits. The effect of these provisions is to eliminate the rights of our Company and our stockholders, through stockholders’ derivative suits on behalf of our Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent Delaware law permits. We have entered into indemnification agreements with our current directors and officers. We also maintain directors and officers insurance.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that Goldman, Sachs & Co. and its affiliates (which include PVF Holdings and the Goldman Sachs Funds) have no obligation to offer us any opportunity to participate in business opportunities presented to any of them, even if the opportunity is one that we might reasonably have pursued, and that neither Goldman, Sachs & Co. nor its affiliates will be liable to us or our stockholders for breach of any duty by reason of any of these activities unless, in the case of any person who is a director or officer of our Company, the business opportunity is expressly offered to the director or officer in writing solely in his or her capacity as an officer or director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Business Combinations with Interested Stockholders

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any antitakeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 beginning on the date that Goldman, Sachs & Co. and its affiliates first cease to beneficially own at least 15% of our common stock. However, our amended and restated certificate of incorporation exempts Goldman, Sachs & Co. and its affiliates, and any persons to whom they sell shares of their common stock (other than persons buying shares in a registered public offering of common stock), from the effect of those provisions.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and bylaws provide that any director or our entire board of directors may be removed with or without cause by the affirmative vote of at least 75.0% of all shares then entitled to vote at an election of directors. Our amended and restated certificate of incorporation and bylaws also provide that any vacancies on our board of directors will be filled by the affirmative vote of a majority of our board of directors then in office, even if less than a quorum, or by a sole remaining director.

Voting

Stockholders holding a majority of our common stock, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided under our amended and restated certificate of incorporation or under our amended and restated bylaws.

At any stockholder meeting for which notice of the meeting was delivered to stockholders prior to the date that Goldman, Sachs & Co. and its affiliates cease to beneficially own at least 15% of the outstanding shares of our common stock, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy. At any stockholder meeting for which notice of the meeting was delivered to stockholders on or after the date that Goldman, Sachs & Co. and its affiliates cease to own at least 15% of the outstanding shares of our common stock, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election (unless the election is contested, in which case the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy will decide the election). The affirmative vote of a majority of the shares of our common stock present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case the specific provision will control.

Action by Written Consent

Our amended and restated certificate of incorporation and bylaws provide that stockholder action cannot be taken by written consent.

Ability to Call Special Meetings

Our amended and restated certificate of incorporation and bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by the chairman of our board of directors. Stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Amending Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides that our certificate of incorporation may generally be amended by the affirmative vote of a majority of our board of directors and by the affirmative vote of the majority of all shares of our stock then entitled to vote at any annual or special meeting of stockholders. However, our amended and restated certificate of incorporation also provides that the affirmative vote of at least 75.0% of the outstanding shares of our common stock is required to amend the provisions in our amended and restated certificate of incorporation relating to corporate opportunities, business combinations with significant shareholders, amendments to the amended and restated certificate of incorporation and bylaws and limitation on liability and indemnification of officers and directors.

In addition, our amended and restated certificate of incorporation and bylaws provide that our bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of our board of directors, or, when a quorum is present at any stockholder meeting, by the affirmative vote of at least 75.0% of the voting power of our stock entitled to vote thereon.

Advance Notice Provisions for Stockholders

To nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than 120 calendar days and not later than 90 calendar days before the first anniversary of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our amended and restated bylaws. If the date of the applicable annual meeting is more than 30 days before or more than 30 days after the anniversary date, notice by a stockholder to be timely must be so delivered not earlier than 120 calendar days before the date of the annual meeting and not later than 90 calendar days before the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the tenth day following the date on which public announcement of the date of the meeting is first made by the Company. The adjournment or postponement of an annual meeting or the announcement shall not commence a new time period for the giving of a stockholder’s notice as described above.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MRC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

General

The selling stockholder may sell the shares of our common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

If the selling stockholder uses an underwriter or underwriters to effectuate the sale of common stock, we and/or it will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholder may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholder may sell shares of our common stock directly to purchasers. In this case, it may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholder’s shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholder.

We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholder. We cannot assure you that the selling stockholder will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. Such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We and the selling stockholder may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock offered by this prospectus will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of MRC Global Inc. as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in MRC Global Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 5, 2012, and our amended Annual Report on Form 10-K/A for the year ended December 31, 2011, filed on October 9, 2012;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, filed on May 7, 2012 and August 8, 2012, respectively;

•

our Current Reports on Form 8-K filed on January 13, 2012, February 23, 2012, March 1, 2012 (with respect to Item 5.03 only), March 28, 2012 (with respect to Item 8.01), March 28, 2012 (with respect to Items 1.01, 1.02, 2.03 and 9.01), April 13, 2012, April 17, 2012, April 20, 2012, May 31, 2012 (with respect to Item 8.01), July 3, 2012, August 24, 2012, September 20, 2012 and October 4, 2012; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 28, 2012.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

MRC Global Inc.

2 Houston Center, 909 Fannin, Suite 3100

Houston, Texas 77010

Attention: Corporate Secretary

Telephone: (877) 294-7574

You should rely only on the information contained or incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at

100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: MRC), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.mrcglobal.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or our other securities filings and is not a part of these filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the common stock being registered hereby. With the exception of the SEC registration fee and Financial Industry Regulatory Authority (“FINRA”) filing fee, all fees and expenses set forth below are estimates.

SEC registration fee	$124,472
FINRA filing fee	$137,382
Accounting fees and expenses	$100,000
Legal fees and expenses	$125,000
Transfer agent fees	$5,000
Printing and engraving expenses	$25,000
Miscellaneous expenses	$8,146

Total	$525,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The registrant’s board of directors has approved a form of indemnification agreement for its directors and officers and expects that each of its current and future directors and officers will enter into substantially similar indemnification agreements with the registrant to give the registrant’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into between the registrant and each of its current and future directors and officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

MRC Global Inc. and its subsidiaries are covered by liability insurance policies that indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The Registration Rights Agreement between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

In connection with an offering of the common stock registered hereunder, the registrant may enter into an underwriting agreement, which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page hereof, which is incorporated by reference into this Item 16.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 22nd day of October, 2012.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 22, 2012
Andrew R. Lane

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2012
James E. Braun

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2012
Elton Bond

*	Director	October 22, 2012
Leonard M. Anthony

*	Director	October 22, 2012
Rhys J. Best

*	Director	October 22, 2012
Peter C. Boylan III

*	Director	October 22, 2012
Henry Cornell

*	Director	October 22, 2012
Christopher A.S. Crampton

*	Director	October 22, 2012
John F. Daly

*	Director	October 22, 2012
Craig Ketchum

*	Director	October 22, 2012
Gerard P. Krans

*	Director	October 22, 2012
Dr. Cornelis A. Linse

*	Director	October 22, 2012
John A. Perkins

*	Director	October 22, 2012
H.B. Wehrle, III

By:	/s/ Daniel J. Churay
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on April 17, 2012).

3.2	Amended and Restated Bylaws of MRC Global Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on April 17, 2012).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 of MRC Global Inc. (No. 333-178980), filed with the SEC on March 28, 2012).

5.1**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the shares of common stock to be sold by the selling stockholder.

23.1	Consent of Ernst & Young LLP.

23.2**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature pages).

*	To be filed, if necessary, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	Previously filed.